Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS THIRD QUARTER 2026 RESULTS

●	Third quarter comparable store sales growth of 7.2%
●	14% increase in third quarter diluted earnings per share to $0.97
●	$2.6 billion net cash provided by operating activities year-to-date

Springfield, MO, October 28, 2026 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq:  ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenue and earnings for its third quarter ended September 30, 2026.

3rd Quarter Financial Results

Brad Beckham, O’Reilly’s CEO, commented, “I would like to thank our Team Members for their unwavering commitment to providing industry-leading service to each of our customers.  Team O’Reilly’s dedication was evident in our strong third quarter comparable store sales increase of 7.2%.  This robust growth came on top of strong sales in the third quarter last year, resulting in a two-year stack of 12.8%, and was driven by share gains on both sides of our business, with double-digit growth in our professional business and mid-single digit growth in DIY.  Our impressive top-line growth, coupled with a $39 million benefit from tariff refunds received during the third quarter, drove a 14% increase in our third quarter diluted earnings per share.  We are extremely pleased with the continued ability of our Team to deliver industry-leading results through their hard work and unrelenting focus on our customers.”

Sales for the third quarter ended September 30, 2026, increased $416 million, or 9%, to $5.12 billion from $4.71 billion for the same period one year ago.  Gross profit for the third quarter increased 10% to $2.68 billion (or 52.4% of sales) from $2.44 billion (or 51.9% of sales) for the same period one year ago.  Selling, general and administrative expenses (“SG&A”) for the third quarter increased 8% to $1.58 billion (or 30.9% of sales) from $1.46 billion (or 31.1% of sales) for the same period one year ago.  Operating income for the third quarter increased 13% to $1.10 billion (or 21.4% of sales) from $976 million (or 20.7% of sales) for the same period one year ago.

Net income for the third quarter ended September 30, 2026, increased $60 million, or 8%, to $786 million (or 15.3% of sales) from $726 million (or 15.4% of sales) for the same period one year ago.  Diluted earnings per common share for the third quarter increased 14% to $0.97 on 812 million shares versus $0.85 on 853 million shares for the same period one year ago.

Year-to-Date Financial Results

Mr. Beckham concluded, “As a result of our strong year-to-date performance and expectations for the remainder of 2026, we are raising our full-year 2026 comparable store sales guidance to a range of 5.5% to 6.5%.  We are also raising our full-year 2026 gross margin guidance to a range of 51.6% to 52.1% and our operating profit guidance to a range of 19.5% to 20.0%.  These updates incorporate our strong third quarter performance, including the benefit from tariff refunds, and our margin expectations for the fourth quarter.  Year-to-date, we have opened 173 net, new stores across North America and are on track to reach our goal of 225 to 235 net, new store openings in 2026.  We remain very pleased with our new store performance and confident in the strength of the fundamental demand drivers in our business.”

Sales for the first nine months of 2026 increased $1.21 billion, or 9%, to $14.57 billion from $13.37 billion for the same period one year ago.  Gross profit for the first nine months of 2026 increased 10% to $7.55 billion (or 51.8% of sales) from $6.89 billion (or 51.5% of sales) for the same period one year ago.  SG&A expenses for the first nine months of 2026 increased 9% to $4.62 billion (or 31.7% of sales) from $4.26 billion (or 31.8% of sales) for the same period one year ago.  Operating income for the first nine months of 2026 increased 11% to $2.93 billion (or 20.1% of sales) from $2.63 billion (or 19.7% of sales) for the same period one year ago.

Net income for the first nine months of 2026 increased $172 million, or 9%, to $2.10 billion (or 14.4% of sales) from $1.93 billion (or 14.5% of sales) for the same period one year ago.  Diluted earnings per common share for the first nine months of 2026 increased 13% to $2.54 on 828 million shares versus $2.25 on 858 million shares for the same period one year ago.

3rd Quarter Comparable Store Sales Results

Comparable store sales are calculated based on the change in sales for U.S. stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores, and sales to Team Members.  Online sales for ship-to-home orders and pick-up-in-store orders for U.S. stores open at least one year are included in the comparable store sales calculation.  Comparable store sales increased 7.2% for the third quarter ended September 30, 2026, on top of 5.6% for the same period one year ago.  Comparable store sales increased 7.1% for the nine months ended September 30, 2026, on top of 4.5% for the same period one year ago.

Share Repurchase Program

During the third quarter ended September 30, 2026, the Company repurchased 11.8 million shares of its common stock, at an average price per share of $87.34, for a total investment of $1.03 billion.  During the first nine months of 2026, the Company repurchased 38.5 million shares of its common stock, at an average price per share of $89.99, for a total investment of $3.47 billion.  Excise tax on shares repurchased, assessed at one percent of the fair market value of shares repurchased, was $34.7 million for the nine months ended September 30, 2026.  Subsequent to the end of the third quarter and through the date of this release, the Company repurchased an additional 2.3 million shares of its common stock, at an average price per share of $87.11, for a total investment of $204 million.  The Company has repurchased a total of 1.50 billion shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $20.63, for a total aggregate investment of $31.02 billion.  As of the date of this release, the Company had approximately $727 million remaining under its current share repurchase authorization.

Updated Full-Year 2026 Guidance

The table below outlines the Company’s updated guidance for selected full-year 2026 financial data:

For the Year Ending
December 31, 2026
Net, new store openings	225 to 235
Comparable store sales	5.5% to 6.5%
Total revenue	$19.0 billion to $19.3 billion
Gross profit as a percentage of sales	51.6% to 52.1%
Operating income as a percentage of sales	19.5% to 20.0%
Effective income tax rate	22.7%
Diluted earnings per share (1)	$3.25 to $3.35
Net cash provided by operating activities	$3.2 billion to $3.6 billion
Capital expenditures	$1.3 billion to $1.4 billion
Free cash flow (2)	$1.9 billion to $2.2 billion
(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.
(2)	Free cash flow is a non-GAAP financial measure. The table below reconciles Free cash flow guidance to Net cash provided by operating activities guidance, the most directly comparable GAAP financial measure:

		For the Year Ending
(in millions)		December 31, 2026
Net cash provided by operating activities		$3,210	to	$3,620
Less:	Capital expenditures	1,300	to	1,400
	Excess tax benefit from share-based compensation payments	10	to	20
Free cash flow		$1,900	to	$2,200

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”).  These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation, and rent (“EBITDAR”) and free cash flow.  The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information.  The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations.  The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the table above and the selected financial information below.

Earnings Conference Call Information

The Company will host a conference call on Thursday, October 29, 2026, at 10:00 a.m. Central Time to discuss its results as well as future expectations.  Investors may listen to the conference call live on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations.”  Interested analysts are invited to join the call.  The dial-in number for the call is (888) 506-0062 and the conference call identification number is 479629.  A replay of the conference call will be available on the Company’s website through Thursday, October 28, 2027.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment, and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities, and other programs.  As of September 30, 2026, the Company operated 6,758 stores across 48 U.S. states, Puerto Rico, Mexico, and Canada.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend,”

“guidance,” “target,” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues, and future performance.  These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties, and assumptions, including, but not limited to, the economy in general; inflation; consumer debt levels; product demand; a public health crisis; the market for auto parts; competition; weather; trade disputes and changes in trade policies, including the imposition of new or increased tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; damage, failure, or interruption of information technology systems, including information security and cyber-attacks; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2025, and subsequent Securities and Exchange Commission filings, for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

For further information contact:	Investor Relations Contacts
Leslie Skorick (417) 874-7142
Eric Bird (417) 868-4259

Media Contact
Sonya Cox (417) 427-8071

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2026	September 30, 2025	December 31, 2025
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$194,445	$204,513	$193,793
Accounts receivable, net	462,093	422,849	389,793
Amounts receivable from suppliers	200,905	178,155	159,900
Inventory	6,165,052	5,610,118	5,731,385
Other current assets	200,805	181,340	269,406
Total current assets	7,223,300	6,596,975	6,744,277

Property and equipment, at cost	11,035,437	9,982,785	10,222,249
Less: accumulated depreciation and amortization	4,303,799	3,849,021	3,964,824
Net property and equipment	6,731,638	6,133,764	6,257,425

Operating lease, right-of-use assets	2,493,533	2,404,612	2,391,150
Goodwill	952,900	945,587	948,208
Other assets, net	200,508	198,689	197,193
Total assets	$17,601,879	$16,279,627	$16,538,253

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$7,507,497	$7,060,609	$7,103,684
Self-insurance reserves	198,760	180,138	297,304
Accrued payroll	133,882	154,288	119,603
Accrued benefits and withholdings	293,232	256,835	240,072
Income taxes payable	8,162	10,696	13,957
Current portion of operating lease liabilities	458,026	436,672	439,907
Other current liabilities	744,009	610,521	561,294
Total current liabilities	9,343,568	8,709,759	8,775,821

Long-term debt	7,711,498	5,915,530	6,016,904
Operating lease liabilities, less current portion	2,126,908	2,049,454	2,034,688
Deferred income taxes	244,095	240,728	211,210
Other liabilities	268,418	258,832	262,982

Shareholders’ equity (deficit):
Common stock, $0.01 par value:
Authorized shares – 1,250,000,000
Issued and outstanding shares –
804,607,512 as of September 30, 2026,
846,832,348 as of September 30, 2025, and
841,909,238 as of December 31, 2025	8,046	8,468	8,419
Additional paid-in capital	1,537,400	1,519,584	1,530,292
Retained deficit	(3,653,266)	(2,438,352)	(2,328,817)
Accumulated other comprehensive income	15,212	15,624	26,754
Total shareholders’ deficit	(2,092,608)	(894,676)	(763,352)

Total liabilities and shareholders’ deficit	$17,601,879	$16,279,627	$16,538,253

Note:  The balance sheet at December 31, 2025, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Sales	$5,121,290	$4,705,696	$14,573,842	$13,367,678
Cost of goods sold, including warehouse and distribution expenses	2,438,249	2,265,750	7,026,850	6,479,709
Gross profit	2,683,041	2,439,946	7,546,992	6,887,969

Selling, general and administrative expenses	1,584,750	1,463,879	4,621,347	4,255,966
Operating income	1,098,291	976,067	2,925,645	2,632,003

Other income (expense):
Interest expense	(81,850)	(59,566)	(214,466)	(174,467)
Interest income	1,987	1,780	5,324	5,329
Other, net	3,706	5,369	9,795	6,591
Total other expense	(76,157)	(52,417)	(199,347)	(162,547)

Income before income taxes	1,022,134	923,650	2,726,298	2,469,456
Provision for income taxes	236,513	197,754	621,432	536,480
Net income	$785,621	$725,896	$2,104,866	$1,932,976

Earnings per share-basic:
Earnings per share	$0.97	$0.86	$2.55	$2.26
Weighted-average common shares outstanding – basic	808,851	848,292	824,100	853,909

Earnings per share-assuming dilution:
Earnings per share	$0.97	$0.85	$2.54	$2.25
Weighted-average common shares outstanding – assuming dilution	812,201	852,704	827,754	858,452

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Nine Months Ended
	September 30,
	2026	2025
Operating activities:
Net income	$2,104,866	$1,932,976
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	413,189	375,825
Amortization of debt discount and issuance costs	6,086	5,502
Deferred income taxes	33,460	(7,873)
Share-based compensation programs	26,289	27,108
Other	(978)	7,381
Changes in operating assets and liabilities:
Accounts receivable	(82,911)	(66,898)
Inventory	(437,579)	(486,368)
Accounts payable	409,638	532,599
Income taxes payable	(3,077)	(1,882)
Other	129,172	(189,869)
Net cash provided by operating activities	2,598,155	2,128,501

Investing activities:
Purchases of property and equipment	(860,273)	(899,783)
Proceeds from sale of property and equipment	6,677	16,882
Return of tax credit equity investments	3,294	—
Other, including acquisitions, net of cash acquired	(2,718)	(13,664)
Net cash used in investing activities	(853,020)	(896,565)

Financing activities:
Net (payments) proceeds of commercial paper	(238,843)	389,796
Proceeds from the issuance of long-term debt	2,446,149	—
Principal payments on long-term debt	(500,000)	—
Payment of debt issuance costs	(17,287)	(3,829)
Payment of excise tax on share repurchases	(18,718)	(17,012)
Repurchases of common stock	(3,467,904)	(1,596,650)
Net proceeds from issuance of common stock	52,333	68,280
Other	(270)	(433)
Net cash used in financing activities	(1,744,540)	(1,159,848)

Effect of exchange rate changes on cash	57	2,180
Net increase in cash and cash equivalents	652	74,268
Cash and cash equivalents at beginning of the period	193,793	130,245
Cash and cash equivalents at end of the period	$194,445	$204,513

Supplemental disclosures of cash flow information:
Income taxes paid	$618,464	$876,513
Interest paid, net of capitalized interest	180,675	152,090

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

		For the Twelve Months Ended
		September 30,
Adjusted Debt to EBITDAR:		2026	2025
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$7,711,498	$5,915,530
Add:	Letters of credit	197,596	156,259
	Unamortized discount and debt issuance costs	38,502	24,470
	Six-times rent expense	3,077,952	2,894,580
Adjusted debt		$11,025,548	$8,990,839

GAAP net income		$2,710,099	$2,484,106
Add:	Interest expense	275,063	229,870
	Provision for income taxes	786,914	670,547
	Depreciation and amortization	548,594	498,393
	Share-based compensation expense	34,296	34,439
	Rent expense (i)	512,992	482,430
EBITDAR		$4,867,958	$4,399,785

Adjusted debt to EBITDAR		2.26	2.04

(i)	The table below outlines the calculation of Rent expense and reconciles Rent expense to Total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the twelve months ended September 30, 2026 and 2025 (in thousands):

		For the Twelve Months Ended
		September 30,
		2026	2025
Total lease cost, per ASC 842		$614,988	$581,898
Less:	Variable non-contract operating lease components, related to property taxes and insurance	101,996	99,468
Rent expense		$512,992	$482,430

	September 30,
	2026	2025
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.6	1.6
Average inventory per store (in thousands) (2)	$912	$858
Accounts payable to inventory (3)	121.8%	125.9%

		For the Three Months Ended		For the Nine Months Ended
		September 30,		September 30,
		2026	2025	2026	2025
Reconciliation of Free Cash Flow (in thousands):
Net cash provided by operating activities		$558,743	$616,535	$2,598,155	$2,128,501
Less:	Capital expenditures	308,223	312,098	860,273	899,783
	Excess tax benefit from share-based compensation payments	1,961	7,441	11,507	27,714
	Return of tax credit equity investments	(3,294)	—	(3,294)	—
Free cash flow		$251,853	$296,996	$1,729,669	$1,201,004

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue Disaggregation (in thousands):
Sales to do-it-yourself customers	$2,448,394	$2,304,804	$6,975,384	$6,585,229
Sales to professional service provider customers	2,600,841	2,307,782	7,361,207	6,502,215
Other sales and sales adjustments	72,055	93,110	237,251	280,234
Total sales	$5,121,290	$4,705,696	$14,573,842	$13,367,678

	For the Three Months Ended		For the Nine Months Ended		For the Twelve Months Ended
	September 30,		September 30,		September 30,
	2026	2025	2026	2025	2026	2025
Store Count:
Beginning domestic store count	6,541	6,360	6,447	6,265	6,406	6,187
New stores opened	54	46	148	141	189	219
Stores closed	—	—	—	—	—	—
Ending domestic store count	6,595	6,406	6,595	6,406	6,595	6,406

Beginning Mexico store count	126	98	112	87	107	78
New stores opened	8	9	22	20	27	29
Stores closed	—	—	—	—	—	—
Ending Mexico store count	134	107	134	107	134	107

Beginning Canada store count	28	25	26	26	25	26
New stores opened	1	—	3	—	4	—
Stores closed	—	—	—	(1)	—	(1)
Ending Canada store count	29	25	29	25	29	25

Total ending store count	6,758	6,538	6,758	6,538	6,758	6,538

	For the Three Months Ended		For the Twelve Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Store and Team Member Information:
Total employment	96,820	93,269
Square footage (in thousands) (4)	53,382	50,980
Sales per weighted-average square foot (4)(5)	$94.65	$90.80	$355.84	$344.65
Sales per weighted-average store (in thousands) (4)(6)	$764	$720	$2,856	$2,701

(1)	Calculated as cost of goods sold for the last 12 months divided by average inventory.
(2)	Calculated as inventory divided by store count at the end of the reported period.
(3)	Calculated as accounts payable divided by inventory.
(4)	Represents O’Reilly’s U.S. and Puerto Rico operations only.
(5)	Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions, or closures.
(6)	Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of openings, acquisitions, or closures.